UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

289 Great Road, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The NASDAQ Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)       On July 12, 2023 Raymond C. Kubacki, the Company’s Chairman, Chief Executive Officer and President notified the Company that he will retire as Chairman Chief Executive Officer and President effective August 17, 2023 coincident with the Annual Meeting of Stockholders on such date.

  On July 12, 2023, Fred J. Weinert, a director of the Company, notified the Company that he will retire as a director effective August 17, 2023 coincident with the Annual Meeting of Stockholders on such date.

  On July 12, 2023, William Norris, the Company’s Controller, resigned from such position, and otherwise as an officer of the Company, effective July 21, 2023 to take a position with a home healthcare technology company.

(c)       (i) On July 12, 2023, the Company announced Brian Hullinger as the new President and Chief Executive Officer of the Company, to take effect on August 17, 2023. He has also been nominated to be elected as a director of the Company at the Annual Meeting of Stockholders to be held on August 17, 2023.

 (ii) Mr. Hullinger has served in a variety of sales and executive leadership roles over the past 30 years, most recently as Chief Revenue Officer of Cisive, Inc., a risk assessment, administrative support and workforce solutions company, since 2018. From 2016 to 2018, he served as CEO of E-Verifile.com, Inc. which was sold to Cisive in 2018. From 2012 until 2016 Mr. Hullinger served in various leadership positions with First Advantage Corporation, an information technology company. From 1991 until 2012 he served in various revenue growth roles with Social Solutions, Inc., a management software company, Norstan Communications, Inc. (now doing business as BlackBox Network Services), a telecommunications equipment provider, and Automatic Data Processing, Inc. (Nasdaq: ADP), a global provider of business outsourcing solutions.

 (iii) In connection with his appointment, the Company and Mr. Hullinger have entered into a written employment agreement (the “Employment Agreement”) pursuant to which Mr. Hullinger will serve as an at-will employee with the following compensation terms: (a) a base salary of $375,000; (b) an annual bonus target of $190,000, with the annual bonus for 2023 to be guaranteed, subject to certain conditions; (c) the grant as of his start date of options to acquire up to 300,000 shares of the Company’s Common Stock, (d) a signing bonus of $25,000 and (e) 12 months of severance (including continuation of health benefits) upon termination by the Company other than for Cause (as defined in the Employment Agreement) or by Mr. Hullinger for Good Reason (as defined in the Employment Agreement) subject to certain conditions. The options will be granted as inducement awards under Nasdaq Listing Rule 5635(c)(4). They will be granted in three separate tranches covering 100,000 shares each, all as of his start date of August 17, 2023 with an exercise price of each option equal to the closing price on August 17, 2023. The exercisability of the first tranche of options is time-based (the “time-based options”), with 50% of the options becoming exercisable on the first anniversary of his start date and the remaining 50% on the second anniversary. The second and third tranches are for options to acquire 100,000 shares each and each becomes exercisable only upon the attainment and continuation in effect of a particular stock price on the Nasdaq Stock Market (the “VWAP Options”). The stock price for the second tranche is $XXX per share and for the third tranche is $YYY per share (collectively the “VWAP Target Prices”. All of the options have a term of 10 years. The time-based options accelerate in the event Mr. Hullinger’s employment is terminated by the Company other than for Cause or by Mr. Hullinger for Good Reason, in either case in connection with a Corporate Event (as defined in the Employment Agreement). The VWAP Options accelerate in a Corporate Event if the price paid to the Company’s shareholders in the Corporate Event transaction is above the applicable VWAP Target Price.

 The foregoing description of the Employment Agreement with Mr. Hullinger is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

(c)       (i) On July 13, 2023, the Company appointed Michael Weisenhoff, Assistant Controller of the Company, as the Company’s principal financial and accounting manager, to take effect as of July 20, 2023. In such capacity Mr. Weisenhoff, age 33, will be responsible for all internal and external financial reporting activities, as well as the Company’s financial analysis and planning activities. He will report directly to the CEO.

 (ii) Mr. Weisenhoff has 10 years of finance and accounting experience. Most recently, he served as Accounting Manager for the Company since January, 2023. From November, 2021 until December 2022 he served as Client Service Associate – Wealth Management Operations, for Ameriprise Financial, of Middleton, Massachusetts. From October, 2018 until October, 2021, Mr. Weisenhoff served in various accounting roles at CFGI, LLC of Boston, MA, including as Accounting Consultant and Accounting Manager. From September, 2017 until October, 2018 he served as Financial Analyst for Summit Partners LLC, of Boston, MA. Mr. Weisenhoff began his accounting career in the Audit Department at Deloitte & Touche LLP, of Boston MA. He received his Bachelor’s degree in Accouning and his MBA, with a concentration in Accounting, from Providence College. Mr. Weisenhoff, is a Certified Public Accountant.

 (iii) Mr. Weisenhoff’s employment will be at will. He will receive a salary of $135,000 per year and it is expected that he will share in the Company’s cash performance bonus arrangements for executive officers and other employees beginning in 2024. In connection with his appointment, Mr. Weisenhoff will be eligible for equity awards under the Company’s 2006 Incentive Plan.

(e)       In connection with his retirement, taking effect as of August 17, 2023, Mr. Kubacki entered into a retirement agreement with the Company pursuant to which (i) he acknowledged that he has no claims against the Company and releases any such claims; (ii) he acknowledged his continuing confidentiality, non-competition obligations to the Company (iii) he agreed to consult with the Company on certain transition matters on a limited basis after his retirement date at a rate of $5,000 per week; and (iv) the Company and he agreed that his 44,000 outstanding stock unit awards will become exercisable in full upon the termination of his consulting relationship.

 In connection with his retirement, taking effect as of August 17, 2023, Mr. Weinert entered into a retirement agreement with the Company pursuant to which (i) he agreed to consult with the Company on certain transition matters on a limited basis after his retirement date at a rate of $5,000 per month, and (ii) he and the Company agreed that his 6,000 outstanding stock unit awards will become exercisable in full on the date of the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Brian Hullinger
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: July 14, 2023
	By:	/s/ Raymond C. Kubacki
Raymond C. Kubacki,
President and Chief Executive Officer